UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 8, 2016

BUTLER NATIONAL CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Kansas
 (State or Other Jurisdiction of Incorporation)
0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
 (Registrant's Telephone Number, Including Area Code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 8.01	Other Events
The Board of Managers of Boot Hill Casino & Resort (BHCMC, LLC) is pleased to announce the promotion of Diane Giardine to the position of General Manager.

Diane came to Boot Hill Casino & Resort from Cimarron, Kansas prior to our opening in the fall of 2009.  She joined Boot Hill Casino & Resort as the Risk/Benefits Coordinator and was quickly promoted to the Human Resources Manager in October 2010, Director of Human Resources in November 2011, and was named the Senior Director of Administration & Support in August 2013.  She has demonstrated unparalleled enthusiasm and commitment to every position she has held.  During the past six plus years, Diane has been responsible for Team leadership as a Director. She has contributed her expertise to many departments including Human Resources, Compliance, Information Technology and Purchasing.

Diane graduated Magna Cum Laude with a Bachelor of Science in Mathematics from Emporia State University in Emporia, Kansas.   In 2011, Diane obtained certification as a Professional in Human Resources from the HR Certification Institute.

Diane has accepted the personal responsibility as the General Manager. She will lead the BHCR Team that is committed to be the best gaming facility in and for the State of Kansas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
April 8, 2016 Date	s/s Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
April 8, 2016 Date	s/s Craig D. Stewart Craig D. Stewart (Chief Financial Officer)